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                                                                   EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-_____) and the related Prospectus of UROHEALTH Systems, Inc. for the registration of 5,750,000 shares of its common stock and the incorporation by reference therein of our report dated December 6, 1994, with respect to the financial statements of Osbon Medical Systems, Ltd. for the year ended September 30, 1994.

                                        CHERRY, BEKAERT & HOLLAND, L.L.P.

Augusta, Georgia
September 25, 1996